UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 5, 2001
                                                         ----------------




                               RTIN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State of Other Jurisdiction of Incorporation)

        001-13559                                          75-2337102
 (Commission File Number)                      (IRS Employer Identification No.)

            2101 E. Loop 281
            Longview, Texas                                   75605
(Address of Principal Executive Offices)                    (Zip Code)

                                 (903) 295-6800
              (Registrant's Telephone Number, Including Area Code)

                      RESTAURANT TEAMS INTERNATIONAL, INC.
          (Former Name or Former Address, if Changed since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         On December 5, 2001, the Company signed a Stock Purchase Agreement (the "Agreement") with MedEx Systems, Inc., Pegasus Pharmacy, Inc., Laurence Solow and Ann E. Rau, under which the Company will acquire, on or before December 21, 2001, all of the issued and outstanding shares of capital stock of MedEx Systems, Inc. and Pegasus Pharmacy, Inc. in exchange for 3,521,127 shares (after giving effect to a 50 to one reverse stock split) of the common stock, $.01 par value, of the Company. Pursuant to the terms of the Agreement Mr. Solow continued as the President of MedEx Systems, Inc. and Ms. Rau became a director of the Company and continued as the President of Pegasus Pharmacy, Inc. MedEx Systems, Inc. and Pegasus Pharmacy, Inc. are engaged in the business of providing hardware and software solutions for writing, transmitting and fulfilling prescriptions for pain management medications. The Company intends to continue the development of this business.

Item 5.  Other Events.

         On December 7, 2001, the Company's shareholders approved a 50 to one reverse stock split, recapitalization of the Company with 25,000,000 shares of common stock, $.01 par value, and the change of the Company's name to RTIN Holdings, Inc.

Item 7.  Exhibits.

(a)      Financial statements of businesses acquired.

         To be filed by amendment within 60 days after the date of this Report on Form 8-K.

(b)      Pro forma financial information.

         To be filed by amendment within 60 days after the date of this Report on Form 8-K.

(c)      Exhibits.

         2.1      Stock  Purchase   Agreement  by  and  among  Restaurant  Teams
                  International, Inc., MedEx Systems, Inc., Pegasus Pharmacy, Inc., Laurence Solow and Ann E. Rau, dated as of December 6, 2001.

                                                MEDEX SYSTEMS, INC.
                                              PEGASUS PHARMACY, INC.



                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants                         F - 1

Financial Statements

   Combined Balance Sheets as of December 31, 2001 and 2000                F - 2

   Combined Statements of Operations for the year ended
     December 31, 2001 and the Period from April 18, 2000
    (Inception) to December 31, 2000                                       F - 4

   Combined Statements of Stockholders' Deficit for the year
     ended December 31, 2001 and the Period from April 18,
     2000 (Inception) to December 31, 2000                                 F - 5

   Combined Statements of Cash Flows for the year ended
     December 31, 2001 and the Period from April 18,
     2000 (Inception) to December 31, 2000                                 F - 6

   Notes to Combined Financial Statements                                  F - 8

                        Killman, Murrell & Company, P.C.
                          Certified Public Accountants

505 N. Big Spring, Suite 603   1931 E. 37th, Suite 7   4049 St. Christopher Lane
   Midland, Texas 79701        Odessa, Texas 79762        Dallas Texas 75287
      (915) 686-9381         (915) 363-0067/550-4910        (972) 862-3975
    Fax (915) 684-6722          Fax (915) 363-0376         Fax (915) 363-0376


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Medex Systems, Inc.


We have audited the accompanying combined balance sheets of Medex Systems, Inc. (a Louisiana Corporation) and Pegasus Pharmacy, Inc. (a Louisiana Corporation) collectively called "Companies" as of December 31, 2001 and 2000, and the related combined statement of operations, stockholders' deficit and cash flows for the year ended December 31, 2001 and the period April 18, 2000 (Inception) to December 31, 2000. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Medex Systems, Inc. and Pegasus Pharmacy, Inc. as of December 31, 2001 and 2000 and the results of their operations and their cash flows for the year ended December 31, 2001 and the period April 18, 2000 (Inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Companies will continue as going concerns. As discussed in Note 11 to the financial statements, the Companies' significant operating losses raise substantial doubt about their ability to continue as going concerns.
Management's plans regarding those matters also are described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KILLMAN, MURRELL & COMPANY, P.C.
Dallas, Texas
January 26, 2002 (except for Note 12, as to which is the date is February 19, 2002)




                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                             COMBINED BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000


                                     ASSETS

                                                                           2001           2000
                                                                       -----------    -----------
CURRENT ASSETS
   Cash                                                                $     8,215    $    23,779
   Accounts Receivable, Trade, Net of Allowance for Uncollectible
     Accounts of $2,312 in 2001                                             55,125           --
   Inventories, Net of Allowance for Obsolescence of $25,000 in 2001       109,996           --
   Prepaid Consulting Fees                                                 187,793           --
                                                                       -----------    -----------

         TOTAL CURRENT ASSETS                                              361,129         23,779
                                                                       -----------    -----------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, at cost                              561,469         21,703
   Less Accumulated Depreciation                                          (122,899)          (845)
                                                                       -----------    -----------

         NET EQUIPMENT AND LEASEHOLD IMPROVEMENTS                          438,570         20,858
                                                                       -----------    -----------

OTHER ASSETS
   Deposits                                                                 60,603          5,861
   Software Cost, Net of Amortization of $1,718 and $195                     2,851          4,374
   Prepaid Consulting Fees - Non Current - Note 10                         375,587           --
                                                                       -----------    -----------

         TOTAL OTHER ASSETS                                                439,041         10,235
                                                                       -----------    -----------

              TOTAL ASSETS                                             $ 1,238,740    $    54,872
                                                                       ===========    ===========



                   The accompanying notes are an integral part
                     of these combined financial statements



                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                             COMBINED BALANCE SHEETS
                                   (CONTINUED)

                           DECEMBER 31, 2001 AND 2000

                                                              2001           2000
                                                          -----------    -----------
CURRENT LIABILITIES
   Cash Overdrafts                                        $    34,613    $      --
   Current Portion of Capital Lease Obligations               118,828           --
   Revolving Credit Card Balances                              34,651         21,545
   Accounts Payable                                           487,050         10,071
   Accrued Expenses                                           265,742         23,823
   Advances From RTIN Holdings, Inc.                          112,263           --
                                                          -----------    -----------

         TOTAL CURRENT LIABILITIES                          1,053,147         55,439
                                                          -----------    -----------

DEFERRED LIABILITIES                                           10,668          1,821

CAPITALIZED LEASE OBLIGATIONS, Less Current Portion           198,506           --
                                                          -----------    -----------

         TOTAL LIABILITIES                                  1,262,321         57,260
                                                          -----------    -----------

STOCKHOLDERS' DEFICIT
   Members Deficit                                               --           (2,388)
   Common Stock, No Par Value, 1,100 Shares Authorized,
     Issued and Outstanding in 2001                           116,327           --
   Additional Paid-In Capital                               1,617,860           --
   Retained Deficit                                        (1,757,768)          --
                                                          -----------    -----------

         TOTAL STOCKHOLDERS' DEFICIT                          (23,581)        (2,388)
                                                          -----------    -----------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT      $ 1,238,740    $    54,872
                                                          ===========    ===========





                   The accompanying notes are an integral part
                     of these combined financial statements

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                        COMBINED STATEMENTS OF OPERATIONS

            FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE PERIOD FROM
                 APRIL 18, 2000 (INCEPTION) TO DECEMBER 31, 2000


                                             2001           2000
                                         -----------    -----------
PHARMACY SALES                           $   921,403    $      --

COSTS OF DRUGS                               696,162           --
                                         -----------    -----------

              GROSS PROFIT                   225,241           --
                                         -----------    -----------

COSTS AND EXPENSES
   Employee Compensation                   1,100,303         48,488
   General and Administrative                595,027        111,319
   Depreciation and Amortization             123,577          1,040
   Research and Development                  294,426         53,484
                                         -----------    -----------

              TOTAL COSTS AND EXPENSES     2,113,333        214,331
                                         -----------    -----------

NON-OPERATING INCOME (EXPENSE):
   Interest Expense                          (78,613)          (529)
   Income Tax Expense - Note 7                  --             --
                                         -----------    -----------

              NET LOSS                   $(1,966,705)   $  (214,860)
                                         ===========    ===========




              The accompanying notes are an integral part of these
                          combined financial statements



                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT

            FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE PERIOD FROM
                 APRIL 18, 2000 (INCEPTION) TO DECEMBER 31, 2000


                                        Common Stock          Additional
                                  -------------------------     Paid-In      Retained        Members'
                                     Shares        Amount       Capital      (Deficit)      (Deficit)        Total
                                  -----------   -----------   -----------   -----------    -----------    -----------
Balance, April 18, 2000                  --     $      --     $      --     $      --      $      --      $      --

  Members Contributions - Cash           --            --            --            --          317,474        317,474

  Members Contributions -
   Non Cash                              --            --            --            --            7,000          7,000

  Members Withdrawals                    --            --            --            --         (112,002)      (112,002)


 Net Loss                                --            --            --            --         (214,860)      (214,860)
                                  -----------   -----------   -----------   -----------    -----------    -----------


Balance, December 31, 2000               --            --            --            --           (2,388)        (2,388)

 Members' Contribution - Cash            --            --            --            --          290,975        290,975

 Members' Contribution -
   Non Cash                              --            --            --            --           84,177         84,177

 Members' Withdrawals                    --            --            --            --          (47,500)       (47,500)


 Formation of Corporations
    Issuance of 1,100 Shares of
    No Par Value Common
    Stock and Merger of LLC's
    Into Corporations                   1,100       116,327          --            --         (116,327)          --


 Former Stockholders' Cash
   Contributions                         --            --         464,232          --             --          464,232


 Former Stockholders' Non Cash
   Contributions                         --            --         193,743          --             --          193,743


 Cash Contributions Made By
   RTIN                                  --            --         396,505          --             --          396,505


 Contribution of 140,485 Shares
   Of RTIN Common Stock by
   RTIN                                  --            --         563,380          --             --          563,380


 Net Loss                                --            --            --      (1,757,768)      (208,937)    (1,966,705)
                                  -----------   -----------   -----------   -----------    -----------    -----------


Balance, December 31, 2001              1,100   $   116,327   $ 1,617,860   $(1,757,768)   $      --      $   (23,581)
                                  ===========   ===========   ===========   ===========    ===========    ===========




              The accompanying notes are an integral part of these
                          combined financial statements



                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                             FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE PERIOD FROM
                 APRIL 18, 2000 (INCEPTION) TO DECEMBER 31, 2000

                                                                      2001           2000
                                                                  -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (Loss)                                                     $(1,966,705)   $  (214,860)
   Adjustments to Reconcile Net Loss to Net Cash From Operating
     Activities
       Depreciation and Amortization                                  123,577          1,040
       Increase In Allowance for Doubtful Accounts Receivable           2,312           --
       Increase In Allowance for Obsolete Inventory                    25,000           --
       Write Off of Contributed Software                               20,000           --
   Changes in Operating Assets and Liabilities
       Increase in Accounts Receivable                                (57,437)          --
       Increase in Inventory                                         (134,996)          --
       Deposits                                                       (54,742)        (5,861)
       Change in Cash Overdrafts                                       34,613           --
       Increase in Accounts Payable                                   476,979         10,071
       Increase in Deferred Revenue                                     8,847          1,821
        Increase in Accrued Liabilities                               241,919         23,823
                                                                  -----------    -----------

              NET CASH USED IN OPERATING ACTIVITIES                (1,280,633)      (183,966)
                                                                  -----------    -----------

CASH FLOW FROM INVESTING ACTIVITIES
   Purchase of Leasehold Improvements                                 (19,275)        (9,570)
   Purchase of Equipment                                              (46,465)        (5,133)
   Purchase of Computer Software                                         --           (4,569)
   Sale of Contributed Computer Equipment                             173,413           --
                                                                  -----------    -----------

              NET CASH FROM (USED) IN INVESTING
                     ACTIVITIES                                       107,673        (19,272)
                                                                  -----------    -----------

CASH FLOW FROM FINANCING ACTIVITIES
   Capital Contributions From Members                                 290,975        317,474
   Withdrawals Made by Members                                        (47,500)      (112,002)
   Capital Contributions From Stockholders                            860,737           --
   Advances From Stockholders                                         143,532           --
   Repayment of Advances From Stockholders                           (143,532)          --
   Advances From RTIN Holdings, Inc.                                  112,263           --
   Borrowings Under Revolving Credit Card Accounts                     24,152         24,352
   Payments Made Under Revolving Credit Card Accounts                 (11,046)        (2,807)
   Payments Made Under Capital Lease Obligations                      (72,185)          --
                                                                  -----------    -----------

              NET CASH FLOWS FROM FINANCING ACTIVITIES              1,157,396        227,017
                                                                  -----------    -----------

                                   (Continued)
              The accompanying notes are an integral part of these
                          combined financial statements

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                        COMBINED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

            FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE PERIOD FROM
                 APRIL 18, 2000 (INCEPTION) TO DECEMBER 31, 2000

                                                           2001         2000
                                                         ---------    ---------

NET INCREASE (DECREASE) IN CASH                          $ (15,564)   $  23,779

CASH AT BEGINNING OF YEAR                                   23,779         --
                                                         ---------    ---------

CASH AT END OF YEAR                                      $   8,215    $  23,779
                                                         =========    =========

SUPPLEMENTAL DISCLOSURE OFCASH FLOW
 INFORMATION

   Cash Paid During the Period For:
     Interest                                            $     257    $     529
                                                         =========    =========
     Income Taxes                                        $    --      $    --
                                                         =========    =========

NON-CASH INVESTING AND FINANCING TRANSACTIONS
   Marketable Securities Received From RTIN              $ 563,380    $    --
   Increase in Equity From Prepaid Consulting Agreement   (563,380)        --
   Equipment Acquired Under Capital Leases                (389,519)        --
   Increase In Capital Lease Obligations                   389,519         --
   Fixed Assets Contributed By Members                     (84,177)      (7,000)
   Software Contributed By Members                         (20,000)        --
   Increase In Members Equity From Contributed Assets      104,177        7,000
   Fixed Assets Contributed By Stockholders               (173,743)        --
   Increase In Equity From Contributed Fixed Assets        173,743         --
                                                         ---------    ---------

                                                         $    --      $    --
                                                         =========    =========




              The accompanying notes are an integral part of these
                          combined financial statements

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS

     Business
     --------

     Medex Systems, LLC ("Medex LLC") and Pegasus Pharmacy, LLC ("Pegasus LLC") were formed on April 18, 2000 and November 6, 2000, respectively by Mr. Solow and Ms. Rau to explore the possibilities of developing a pharmaceutical prescription writing system that would allow enrolled doctors to submit patient prescriptions to a pharmacy on a wireless and paperless basis. Such a system became a reality in early 2001 and on March 1, 2001, Medex Systems, Inc. ("Medex") and Pegasus Pharmacy, Inc. ("Pegasus") were formed by Mr. Solow and Ms. Rau ("Stockholders") for the purpose of merging with Medex LLC and Pegasus LLC.

     In March of 2001, Pegasus began filling prescriptions from doctors, which were submitted by facsimile or patient carry in. During 2001, Pegasus filled prescriptions from approximately 780 doctors. In July of 2001, Pegasus began accepting wireless prescriptions from doctors in the New Orleans, Louisiana area and at December 31, 2001, had ten doctors who regularly submit wireless prescriptions to Pegasus. The wireless prescriptions account for approximately fifty five percent (55%) of sales during 2001.

     On December 18, 2001, all of the issued and outstanding stock of Medex and Pegasus were acquired by RTIN Holdings, Inc., ("RTIN") a publicly traded company with headquarters in Longview, Texas.

     The accompanying combined financial statements include the accounts of Medex LLC, Medex, Pegasus LLC and Pegasus (collectively called "Company"), which are related through common ownership and management. All significant intercompany balances and transactions have been eliminated in the accompanying financial statement.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Financial Instruments
     ---------------------

     Management believes that the fair value of the Company's financial instruments approximate their carrying value due to their short term nature.

     Cash and Equivalents
     --------------------

     For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Inventories
     -----------

     All inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of pharmaceutical drugs held for resale to the public. As of December 31, 2001, an allowance for obsolescence in the amount of $25,000 was established for inventory items on which the expiration date may expire before such items are sold.


                                   (Continued)



                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


                           DECEMBER 31, 2001 AND 2000

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Leasehold Improvements
     ----------------------

     Equipment and leasehold  improvements  are stated at cost.  Maintenance and repairs  are  charged  to  expenses  as  incurred.  Major  betterments  and improvements,  which  extend  the useful  life of the  related  items,  are
     capitalized  and  depreciated.   Depreciation  is  provided  for  over  the
     estimated useful life of the asset using the straight-line method.

     Equipment and leasehold improvements consisted of the following:


                                                         December 31,            Useful Lives
                                                 ----------------------------    ------------
                                                      2001            2000         (Years)
                                                 ------------    ------------    ------------
     Computer Equipment Owned Under Capital
      Leases                                     $    389,518    $       --                 3
     Furniture and Other Equipment                    133,275           5,133               5
     Leasehold Improvements                            38,676          16,570             5-6
                                                 ------------    ------------
            Total                                     561,469          21,703
     Accumulated Depreciation                        (122,899)           (845)
                                                 ------------    ------------

     Equipment and Leasehold Improvements, Net   $    438,570    $     20,858
                                                 ============    ============


     Computer Software Cost
     ----------------------

     The cost for computer software acquired is being amortized over three years. Amortization expense was $1,523 and $195 for the years ended December 31, 2001 and 2000, respectively.

     Accounting for Long-Lived Assets
     --------------------------------

     The Company evaluates long-lived assets and certain identifiable intangibles, to be held and used in the business, for impairment whenever events and changes in circumstances indicate that the carrying amount of an asset may be impaired. In these circumstances, the estimated future undiscounted cash flows associated with the asset are compared with the asset's carrying value to determine if a write down to market value or discounted cash flow is required.

     Revenue Recognition
     -------------------

     Sales and related costs are recognized by the Company upon the filling of the prescriptions at Pegasus.



                                   (Continued)

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)

                           DECEMBER 31, 2001 AND 2000

   NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Advertising Costs
     -----------------

     All advertising and promotional costs are expensed when incurred. The Company incurred approximately $5,450 in marketing and advertising costs in 2001.

     Comprehensive Income
     --------------------

     As of December 31, 2001 and 2000, the Company had no items that represented other comprehensive income and, therefore has not included a schedule of comprehensive income in the financial statements.

     Income Taxes
     ------------

     The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting basis and the tax basis of assets and liabilities, and are measured using enacted tax rates and laws which will be in effect when the differences are expected to reverse. An allowance is recorded when it is more likely than not that any or all of the deferred tax asset will not be recognized. The provision for income taxes includes taxes currently payable plus the net change during the accounting period in deferred tax assets and liabilities recorded by the Company.

     Per Share Data
     --------------

     Per share data is not shown because the Company is a private company.

     Use of Estimates
     ----------------

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and disclosures of contingent assets and liabilities. Actual results could differ from those estimates.



                                   (Continued)

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)

                           DECEMBER 31, 2001 AND 2000


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Concentration of Credit Risk
     ----------------------------

     The Company places its cash in what it believes to be credit-worthy financial institutions. Cash balances may exceed FDIC insured levels at times during the year. As of December 31, 2001, no balance exceeded the FDIC insured limits.

     Included in accounts receivable at December 31, 2001, is $52,213 of accounts receivable from insurance companies for prescriptions filled. No significant amount is due from one insurance carrier and management believes the balances are fully collectible. The Company generally collects any co-payments due from customers before prescriptions are released.

     The Company acquired the majority of its drug inventory from three suppliers during the year ended December 31, 2001. In November 2001, the Company made a concentrated effort to acquire its drug inventory from Mckesson Drug Co. ("McKesson") and $50,000 was deposited with Mckesson to secure inventory shipments.

NOTE 3: NOTE PAYABLE

     The note payable at December 31, 2001, consists of $112,263 of advances under an intercompany loan agreement with RTIN. The loan is due on demand, is unsecured and bears interest at the rate of six percent (6%) per annum from December 31, 2001.

NOTE 4: ACCRUED EXPENSES

     Accrued expenses at December 31, 2001 and 2000 are as follows:

                                                              2001       2000
                                                             --------   --------

     Accrued Payroll                                         $131,238   $  8,600
     Accrued Vacation                                          31,539       --
     Accrued General Expenses                                  74,584     15,223
     Accrued Interest                                          16,899       --
     Sales Taxes Liability                                     11,482       --
                                                             --------   --------

                                                             $265,742   $ 23,823
                                                             ========   ========

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)

                           DECEMBER 31, 2001 AND 2000


NOTE 5:  OPERATING LEASES

     The Company leases building space for its home office and the pharmacy under non-cancelable operating lease agreements having terms that expire at various dates through fiscal year 2006. The Company has options to renew the leases upon expiration for the periods ranging from five to ten years. Total rental expense for operating leases amounted to approximately $133,000 and $38,500 in 2001 and 2000, respectively. The Company also pays real estate taxes, insurance and maintenance expenses associated with these leases.

     Future minimum lease commitments and rentals at December 31, 2001, under operating leases having an initial or remaining non-cancelable term of one year or more are:

         Years Ended December 31,                Lease Commitments
         ------------------------                -----------------
                    2002                              $  91,234
                    2003                                 93,485
                    2004                                 83,653
                    2005                                 81,991
                    2006                                 62,867
                                                      ---------

                Total                                 $ 413,230
                                                      =========


NOTE 6:  CAPITAL LEASE OBLIGATIONS

     On February 13, 2001, Medex entered into a master lease agreement with an equipment leasing company. Mr. Solow contributed computer equipment to the Company valued at $173,413. This computer equipment was immediately sold to the leasing company for $173,413. No gain or loss was recognized on the sale of this computer equipment to the leasing company. Under the terms of the lease agreement, Medex leases the equipment sold to the leasing company plus other equipment purchased directly by the leasing company at the request of Medex. Obligations under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at twenty and one half percent (20.5%). The capitalized cost and accumulated depreciation of this equipment at December 31, 2001 was $389,519 and $92,195, respectively.




                                   (Continued)

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)

                           DECEMBER 31, 2001 AND 2000


NOTE 6:  CAPITAL LEASE OBLIGATIONS (CONTINUED)

     Future minimum payments under capital leases and the asset purchase agreement are as follows:

                                             Year Ending
                                             December 31,
                                             ------------

                                                 2002                  $ 172,101
                                                 2003                    172,101
                                                 2004                     51,709
                                                 2005                      4,109
                                                 2006                        342
                                                                       ---------

                                                 Total                   400,362

      Less Amount Representing Interest                                 (83,028)
                                                                      ---------
      Present Value of Net Minimum Lease Payments                       317,334
      Less Current Portion                                             (118,828)
                                                                      ---------

             Amounts Due After One Year                               $ 198,506
                                                                      =========

NOTE 7:  INCOME TAXES

     Through February 28, 2001, Medex LLC and Pegasus LLC were taxed as partnerships for federal and state income tax purposes. The Company is not entitled to any tax benefits from the operating losses generated through February 28, 2001, as any losses will be included in the tax returns of the individual members.

     The following is a reconciliation of income tax benefit to the expected tax rate of thirty four (34) percent for the year ended December 31, 2001:

        Loss From Operations                  $ 1,966,705
                                              ===========

        Tax Benefit at Statutory Rate (34%)      (668,680)
        Loss Attributed To Partners                71,039
        Change In Valuation Allowance             597,641
                                              -----------

               TOTAL TAX BENEFIT              $      --
                                              ===========



                                   (Continued)

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)

                           DECEMBER 31, 2001 AND 2000


NOTE 7:  INCOME TAXES (CONTINUED)

     The tax effects of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities are as follows as of December 31, 2001:

          Property and Equipment Depreciation           $   8,542
          Deferred Rent Revenue                             3,627
          Net Operating Loss                              585,472
                                                        ---------

          Total Deferred Tax Assets                       597,641
          Valuation Allowance For Deferred Tax Assets    (597,641)
                                                        ---------

                 NET DEFERRED TAX ASSETS                $    --
                                                        =========


     At December 31, 2001, the Company had net operating losses generated subsequent to February 28, 2001, available to offset future taxable income of approximately $1,721,975, which begin to expire in 2021.

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)

                           DECEMBER 31, 2001 AND 2000


NOTE 8:  EMPLOYMENT AGREEMENTS

     On December 18, 2001, the Company entered into executive employment agreements with Laurence Solow (Medex's Chief Executive Officer and 67.7% owner of both Medex and Pegasus) and Ann Rau (Pegasus' Chief Executive Officer and 33.3% owner of both Medex and Pegasus). The employment agreements provide for an initial term of two years with automatic extensions of one year periods unless notice of non-extension is given by either party 30 days before expiration. Under the agreements, each executive officer is entitled to a base salary of $200,000, plus 1.5% of the adjusted net profits of Medex and Pegasus, as defined, plus automobile allowances and life and health insurance coverage. The executives are also entitled to options to acquire a total of 125,000 shares each of RTIN's post split common stock at $4.00 per share. The options are exercisable, 40,000 shares each on December 18, 2002, 40,000 shares each on December 18, 2003 and 45,000 shares each on December 31, 2004, if still employed by the Company on the exercise dates.


NOTE 9:  RELATED PARTY TRANSACTIONS

     During the year ended December 31, 2000, Mr. Solow contributed cash in the amount of $317,474 and leasehold improvements in the amount of $7,000 to the Company, and withdrew $112,002 in cash from the Company.

     During the year ended December 31, 2001, Mr. Solow contributed cash in the amount of $898,754 and withdrew $191,032 in cash from the Company. In addition, Mr. Solow contributed furniture, computer software and computer equipment to the Company. Computer equipment in the amount of $173,413, contributed by Mr. Solow, was immediately sold to a leasing company and leased back to the Company. The value assigned to the contributed equipment was $173,413, which is the same as the sales price received from the leasing company. No gain or loss was recognized on the sale of these assets to the leasing company. Furniture valued at $84,177 and computer software valued at $20,000 were contributed by Mr. Solow.

     During the year ended December 31, 2000, Medex applied for and received a Visa revolving credit card from Whitney National Bank of New Orleans, Louisiana, which had an outstanding balance of $21,545 as of December 31, 2000. For the period of January 1, 2001 through May 28, 2001 additional charges in the amount of $16,721 and payments in the amount of $9,315 were made on the account leaving a balance of $28,920 as of May 28, 2001. Since that time no statements have been received by the Company. This account, along with other matters, is the subject of a dispute between Mr. Solow and Whitney Bank.





                                   (Continued)

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)

                           DECEMBER 31, 2001 AND 2000

NOTE 9:  RELATED PARTY TRANSACTIONS (CONTINUED)

     Prior to November 8, 2001, RTIN had loaned to Medex and Pegasus a total of $265,000 under the terms of certain capital notes called "Bridge Loans" which were secured by one hundred percent of the issued and outstanding capital stock of Medex and Pegasus and bore interest at eighteen percent (18%) per annum. On November 8, 2001, RTIN, Medex, Pegasus, and the shareholders of Medex and Pegasus, entered into a letter agreement which
     (a) acknowledged the Bridge Loans, (b) granted RTIN an option to purchase 100% of Medex and Pegasus until December 18, 2001, for the issuance by RTIN of $25,000,000 worth of post reverse split common stock of RTIN.

     On December 5, 2001, RTIN, Medex, Pegasus, Mr. Solow and Ms. Rau entered into a Stock Purchase agreement ("Agreement"). The Agreement provided (a) that RTIN would issue 3,521,127 shares of its post split common stock to Mr. Solow, Ms. Rau or their designees, (b) at closing, the Bridge Loans in the amount of $265,000, plus accrued interest in the amount of $6,505 would be canceled and such amounts would be contributed by RTIN to Medex and Pegasus as capital contributions, (c) RTIN would make additional paid in capital contributions of $328,495 ($38,580 per week for 10 weeks) to Medex and Pegasus, (d) RTIN would loan Medex and Pegasus an additional $500,000 ($350,000 on December 18, 2001 and $ 15,000 a week for ten weeks) under the terms of a loan agreement which provides for interest at six percent (6%) per annum and (e) provided that if RTIN in its sole discretion, elects not to or fails to fulfill its funding obligations, Mr. Solow may elect to rescind the purchase transaction. In the event of rescission, Medex and Pegasus will retain any capital contributions ($396,490) at December 31, 2001 from RTIN as liquidated damages, but not the loans in the amount of $112,263 at December 31, 2001.

     On December 18, 2001, all of the issued and outstanding stock of Medex and Pegasus were acquired by RTIN under the terms of the agreement.

     In connection with the acquisition of Medex and Pegasus by RTIN, Pegasus is required to designate fifty two percent of its cash collections for the sole purpose of funding pharmaceutical payments to drug wholesalers.


NOTE 10:   COMMITMENTS AND CONTINGENCIES

     Under the terms of the consulting agreement the Company agreed to assist Mr. Stolier in making his quarterly tax payments by either (a) purchasing from Mr. Stolier a sufficient number of shares to meet his quartherly tax payments at the greater of the $3.50 per share or the current market price per share on the date of acquisition by the Company or (b) registering such shares so that Mr. Stolier can sell the shares in the open market.

     In connection with the acquisition by RTIN of the Company, RTIN issued 140,845 shares of its post split common stock to Mr. Jack Stolier in exchange for consulting services to be provided by Mr. Stolier to Medex. The consulting agreement covers services to be rendered between January 1, 2002 and through December 31, 2004. The value of the 140,845 shares
     ($563,380) is carried as prepaid consulting fees at December 31, 2001 and will be amortized to be expense over the three years beginning January 1, 2002.

     During March of 2001, Pegasus ordered and received from Bergen Brunswig Drug Company ("Bergen") $250,136 of prescription drug merchandise. Payment for the merchandise has not been made as of December 31, 2001. On September 24, 2001, Bergen filed suit against Medex, Pegasus and Mr. Solow for payment, together with interest at eighteen percent, costs of collection and reasonable attorney's fees.

                               MEDEX SYSTEMS, INC
                             PEGASUS PHARMACY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)

                           DECEMBER 31, 2001 AND 2000


NOTE 11:   GOING CONCERN

     The Company's financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

     As shown in the accompanying financial statements, the Company has experienced significant operating losses since its inception on April 18, 2000. The continuance of such losses creates an uncertainty as to the Company's ability to continue as a going concern. From inception through March of 2001, the Company was in the development stage and had no revenue. Beginning in March of 2001, the Company began having revenue from the sales of pharmaceutical prescription drugs but the Company continued to recognize losses as it attempted to build sales of pharmaceutical drugs. In October 2001, management knew that it must raise additional working capital, and began working with RTIN to raise working capital. As of December 31, 2001, RTIN has infused $508,753 of cash into the Company, but that was not enough to guarantee success of the Company. RTIN, which does not have additional cash to support the Company's losses until operations turn positive cash flow, is in the process of trying to raise additional capital. RTIN has several prospects for raising capital, but such funds have not come about as of the date of this report. The ability of the Company to continue as a going concern is dependent on RTIN's ability to raise additional capital until the Company's operations turn positive. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts or the amounts of liabilities that may be necessary, should the Company be unable to continue as a going concern.

NOTE 12:  SUBSEQUENT EVENT

     RTIN has made $911,297 of the capital contributions and loans to Medex and Pegasus through February 19, 2002, but has not made the funding in accordance with the terms of the Stock Purchase Agreement mentioned in Note 9.

     On February 6, 2002, RTIN and the Stockholders entered into a Registration Rights Agreement whereby the Stockholders granted RTIN until February 28, 2002, to complete its funding obligations under the terms of the Stock Purchase Agreement in exchange for RTIN granting to the Stockholders the right to demand registration by RTIN at RTIN's expense of up to ten percent (10%) of the registrable securities held by the Stockholders at any time after February 6, 2002, and the right to demand registration of the remaining registrable securities held by the Stockholders after January 1, 2003.

                               RTIN HOLDINGS, INC.

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (Unaudited)


     On December 18, 2001, RTIN Holdings, Inc. ("RTIN") acquired all of the outstanding stock of Medex Systems, Inc. ("Medex") and Pegasus Pharmacy, Inc. ("Pegasus") in exchange for issuing 3,521,127 shares of RTIN's post reverse split common stock valued at $4.00 per share. The acquisition of Medex and Pegasus will be accounted for as purchases whereby, the basis for accounting for Medex and Pegasus will be based upon their fair market value at the date of acquisition.

     The unaudited Pro Forma Combined Condensed Statements of Operations (Pro Forma Statements of Operations) for the years ended December 31, 2000 and 2001, gives pro forma effect to the acquisition of Medex and Pegasus as if they had occurred on April 18, 2000 (their inception). The Pro Forma Statements of Operations are based on the historical results of operations of RTIN, Medex and Pegasus.

     The unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2001, (Pro Forma Balance Sheet) gives pro forma effect to the acquisition of Medex and Pegasus as if it had occurred on December 31, 2001. The Pro
     Forma Statement of Operations, the Pro Forma Balance Sheet and the accompanying notes (Pro Forma Financial Information) should be read in conjunction with and are qualified by historical financial statements of RTIN and notes thereto, and the historical financial statements of Medex and Pegasus and the notes thereto appearing elsewhere herein.

     The Pro Forma Information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of RTIN after the acquisition of Medex and Pegasus, or the financial position or results of operations of RTIN that would have actually occurred had the acquisition of Medex and Pegasus been effected on the date of the periods presented.



                                                            RTIN HOLDINGS, INC.
                                                 PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                       DECEMBER 31, 2001 (UNAUDITED)

                                                          Medex and         Pro Forma          Pro Forma
                                            RTIN           Pegasus         Adjustments            Total
                                        ------------    ------------       ------------       ------------
CURRENT ASSETS
     Cash                               $      8,356    $      8,215       $       --         $     16,571
     Accounts Receivable, Net                   --            55,125               --               55,125
     Inventories, Net                          6,504         109,996               --              116,500
                                                --           187,793               --              187,793
                                        ------------    ------------       ------------       ------------
          TOTAL CURRENT ASSETS                14,860         361,129               --              375,989
                                        ------------    ------------       ------------       ------------



EQUIPMENT AND LEASEHOLD IMPROVEMENTS,
     At Cost                               3,250,123         561,469           (122,899)(E)      3,688,693
     Less Accumulated Depreciation          (875,496)       (122,899)           122,899 (E)       (875,496)
                                        ------------    ------------       ------------       ------------

          NET EQUIPMENT AND LEASEHOLD
         IMPROVEMENTS                      2,374,627         438,570               --            2,813,197
                                        ------------    ------------       ------------       ------------


OTHER ASSETS
     Prepaid Expenses                           --           375,587               --              375,587
     Deposits                                   --            60,603               --               60,603
     Software Cost, Net                         --             2,851               --                2,851
     Goodwill                                   --                           14,504,579 (A)     14,504,579
     Investment in Medex                  14,593,261            --          (14,084,508)(B)           --
                                                --              --             (112,263)(C)           --
                                                --              --             (396,490)(D)           --
                                        ------------    ------------       ------------       ------------
          TOTAL OTHER ASSETS              14,593,261         439,041            (88,682)        14,943,620
                                        ------------    ------------       ------------       ------------

          TOTAL ASSETS                  $ 16,982,748    $  1,238,740       $    (88,682)      $ 18,132,806
                                        ============    ============       ============       ============



                                                             RTIN HOLDINGS, INC.
                                                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                        DECEMBER 31, 2001 (UNAUDITED)

                                                                      Medex and         Pro Forma          Pro Forma
                                                        RTIN           Pegasus         Adjustments           Total
                                                    ------------    ------------       ------------       ------------
     Cash Overdrafts                                $     14,539    $     34,613       $       --         $     49,152
     Notes Payable                                     2,579,641            --                 --            2,579,641
     Convertible Debentures                            1,996,301            --                 --            1,996,301
     Accounts Payable                                    295,292         487,050               --              782,342
     Current Portion of Capital Lease Obligations           --           118,828               --              118,828
     Revolving Credit Card Balances                         --            34,651               --               34,651
     Accrued Expenses                                  1,501,165         265,742               --            1,766,907
     Advances From RTIN Holdings, Inc.                      --           112,263           (112,263)(C)           --
                                                    ------------    ------------       ------------       ------------
          TOTAL CURRENT LIABILITIES                    6,386,938       1,053,147           (112,263)         7,327,822
                                                    ------------    ------------       ------------       ------------

DEFERRED LIABILITIES                                      48,958          10,668               --               59,626

CAPITALIZED LEASE OBLIGATIONS -
     Less Current Portion                                   --           198,506               --              198,506

          TOTAL LIABILITIES                            6,435,896       1,262,321           (112,263)         7,585,954
                                                    ------------    ------------       ------------       ------------


STOCKHOLDERS' EQUITY (DEFICIT)
     Common Stock                                         44,002         116,327           (116,327)(B)         44,002
     Additional Paid-In-Capital                       27,296,134       1,617,860         14,504,579 (A)           --
                                                            --              --             (396,490)(D)           --
                                                            --              --          (15,725,949)(B)     27,296,134
     Retained Deficit                                (16,019,828)     (1,757,768)         1,757,768 (B)    (16,019,828)
     Treasury Stock                                     (773,456)           --                 --             (773,456)
                                                    ------------    ------------       ------------       ------------
          TOTAL STOCKHOLDERS' EQUITY
(DEFICIT)                                             10,546,852         (23,581)            23,581         10,546,852
                                                    ------------    ------------       ------------       ------------

          TOTAL LIABILITIES AND
         STOCKHOLDER'S EQUITY                       $ 16,982,748    $  1,238,740       $    (88,682)      $ 18,132,806
                                                    ============    ============       ============       ============


                               RTIN HOLDINGS, INC.
                      NOTES TO THE PRO FORMA BALANCE SHEET
                                DECEMBER 31, 2001
                                   (UNAUDITED)



(A) Records the goodwill generated upon the acquisition by RTIN of Medex and Pegasus.

       RTIN issued 3,521,127 shares of its post
         reverse split common stock for Medex and
         Pegasus (3,521,127 at $4.00 (market value
         on December 18, 2001) equals)                               $14,084,508


       Cash capital contributions made to Medex and Pegasus
         before acquisition
                                                                         396,490

       Negative net book value of Medex and Pegasus on
         December 31, 2001
                                                                          23,581

      Net goodwill acquired                                          $14,504,579

(B) Eliminates RTIN's investment in Medex and Pegasus against Medex's and Pegasus's capital accounts.

(C) Eliminates advances made by RTIN to Medex and Pegasus, which are carried as a receivable by RTIN and as a payable by Medex and Pegasus.

(D) Eliminates advances made by RTIN to Medex and Pegasus, which were recorded as capital contributions by Medex and Pegasus.

(E) Eliminates the accumulated depreciation of Medex's and Pegasus's against the cost basis of the assets on the date of acquisition since the fair market value of the assets approximates their net book value.




                                                            RTIN HOLDINGS, INC.
                                                        PRO FORMA COMBINED CONDENSED
                                                          STATEMENT OF OPERATIONS
                                                        YEAR ENDED DECEMBER 31, 2001
                                                                 (UNAUDITED)

                                                                  Medex and      Pro Forma         Pro Forma
                                                     RTIN          Pegasus      Adjustments          Total
                                                  -----------    -----------    -----------       -----------
REVENUES
     Restaurant Sales                             $ 1,502,139    $      --      $      --         $ 1,502,139
     Rental Income                                    312,912           --             --             312,912
     Pharmacy Sales                                      --          921,403           --             921,403
                                                  -----------    -----------    -----------       -----------
          TOTAL REVENUES                            1,815,051        921,403           --           2,736,454
                                                  -----------    -----------    -----------       -----------

OPERATING COSTS AND EXPENSES
     Cost of Sales                                  1,315,671        696,162           --           2,011,833
     General and Administrative Expenses            1,345,145      1,883,380           --           3,228,525
     Depreciation and Amortization                    310,361        123,577           --             433,938
     Research and Development                            --          106,376           --             106,376
     Impairment of Assets                              80,000           --             --              80,000
                                                  -----------    -----------    -----------       -----------

          TOTAL OPERATING COST AND EXPENSES         3,051,177      2,809,495           --           5,860,672
                                                  -----------    -----------    -----------       -----------

LOSS FROM OPERATIONS
                                                                                                  -----------
                                                   (1,236,126)    (1,888,092)          --          (3,124,218)
                                                  -----------    -----------    -----------       -----------

NON-OPERATING INCOME AND (EXPENSES)
     Interest (Expense)                              (900,520)       (78,613)         6,505(A)       (972,628)
     Interest Income                                    6,505           --           (6,505)(A)          --
     Loss on Foreclosure of Restaurant Building      (119,483)          --             --            (119,483)
     Gain on Sale of Assets                           105,823           --             --             105,823
                                                  -----------    -----------    -----------       -----------

          TOTAL NON-OPERATING INCOME AND
EXPENSES                                             (907,675)       (78,613)          --            (986,288)
                                                  -----------    -----------    -----------       -----------

LOSS BEFORE INCOME TAXES                           (2,143,801)    (1,966,705)          --          (4,110,506)

INCOME TAXES                                             --             --             --                --
                                                  -----------    -----------    -----------       -----------

NET LOSS                                          $(2,143,801)   $(1,966,705)   $      --         $(4,110,506)
                                                  ===========    ===========    ===========       ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (B)        718,969      3,521,127                        4,240,096
                                                  ===========    ===========                      ===========

LOSS PER COMMON SHARE                             $     (2.98)   $     (0.56)                     $     (0.97)
                                                  ===========    ===========                      ===========



                               RTIN HOLDINGS, INC.
                          PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                                   (UNAUDITED)

                                                                      Medex and      Pro Forma       Pro Forma
                                                        RTIN          Pegasus       Adjustments        Total
                                                     -----------    -----------    -------------    -----------
REVENUES
     Restaurant Sales                                $ 5,072,079    $      --      $        --      $ 5,072,079
     Rental Income                                       284,218           --               --          284,218
                                                     -----------    -----------    -------------    -----------

          TOTAL REVENUES                               5,356,297           --               --        5,356,297
                                                     -----------    -----------    -------------    -----------

OPERATING COSTS AND EXPENSES
     Cost of Sales                                     5,168,719           --               --        5,168,719
     General and Administrative Expenses                 909,365        159,807             --        1,069,172
     Depreciation and Amortization                       390,942          1,040             --          391,982
     Research and Development                               --           53,484             --           53,484
     Impairment of Assets                                301,431           --               --          301,431
                                                     -----------    -----------    -------------    -----------
                                                                                                    -----------
          TOTAL OPERATING COST AND EXPENSES            6,770,457        214,331             --        6,984,788
                                                     -----------    -----------    -------------    -----------

LOSS FROM OPERATIONS                                  (1,414,160)      (214,331)            --       (1,628,491)
                                                     -----------    -----------    -------------    -----------

NON-OPERATING INCOME AND (EXPENSES)
     Interest                                         (1,015,481)          (529)            --       (1,016,010)
     Loss on Foreclosure of Restaurant Building         (557,363)          --               --         (557,363)
     Loss on Abandonment of Fat Burger Acquisition    (4,156,632)          --               --       (4,156,632)
     Loss on Foreclosure of Corporate Building        (1,286,155)          --               --       (1,286,155)
     Loss on RSI Acquisition                          (1,269,043)          --               --       (1,269,043)
     Gain on Sale of Assets                              100,268           --               --          100,268
                                                     -----------    -----------    -------------    -----------

          TOTAL NON-OPERATING INCOME AND
EXPENSES                                              (8,184,406)          (529)            --       (8,184,935)
                                                     -----------    -----------    -------------    -----------

LOSS BEFORE INCOME TAXES                              (9,598,566)      (214,860)            --       (9,813,426)

INCOME TAXES                                                --             --               --             --
                                                     -----------    -----------    -------------    -----------

NET LOSS                                             $(9,598,566)   $  (214,860)   $        --      $(9,813,426)
                                                     ===========    ===========    =============    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (B)           281,303      2,479,259                       2,760,562
                                                    ===========    =============                    ===========
LOSS PER COMMON SHARE                               $    (34.12)   $        (.09)                   $     (3.55)
                                                    ===========    =============                    ===========






                               RTIN HOLDINGS, INC.
                 NOTES TO THE PRO FORMA STATEMENT OF OPERATIONS
                           DECEMBER 31, 2001 AND 2000
                                   (UNAUDITED)


(A) Eliminates intercompany interest income and expense between RTIN and Medex and Pegasus.

(B)  The following is a summary of shares on a pro forma basis:




                                                                       2001         2000
                                                                    ----------   ----------
Weighted Average Shares Outstanding                                 35,948,442   14,065,163

The Effect of a 50 to 1 Reverse Stock Split Effected
    December 16, 2001                                                      /50          /50
                                                                    ----------   ----------

Shares Outstanding After Reverse Stock Split                           718,969      281,303

Issuance of 3,521,127 Shares In Acquisition of Medex and Pegasus
    (Shares Outstanding Since April 18, 2000, 257 Out of 365 Days
     in 2000)                                                         3,521,127    2,479,259
                                                                     ----------   ----------

Weighted Average Shares Outstanding After Reverse Split              4,240,096    2,760,562
                                                                    ==========   ==========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                 RTIN HOLDINGS, INC.


Date:                                            By: /s/ Curtis A. Swanson
     ----------------------                         ----------------------------
                                                    Curtis A. Swanson, President

EXHIBIT INDEX

2.1 Stock Purchase Agreement by and among Restaurant Teams International, Inc., MedEx Systems, Inc., Pegasus Pharmacy, Inc., Laurence Solow and Ann E. Rau, dated as of December 6, 2001.